EXHIBIT 21
                                                             1995 10-K
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                         LIST OF SUBSIDIARIES

                                                JURISDICTION
     SUBSIDIARY                               OF INCORPORATION
     ----------                               ------------------
Femco Machine Co.                                      Nevada
Kolpak Manufacturing Company                           Wisconsin
Manitex, Inc.                                          Texas
Manitowoc Engineering, Inc.                            Nevada
Manitowoc Equipment Works PTE, Ltd.                    Nevada
Manitowoc Equipment Works, Inc.                        Nevada
Manitowoc Europe B.V.                                  The Netherlands
Manitowoc Europe Holdings, Ltd.                        England
Manitowoc Europe Limited                               England
Manitowoc International Sales Corp.                    Barbados
Manitowoc Korea Company, Ltd.                          Korea
Manitowoc Nevada, Inc.                                 Nevada
Manitowoc Re-Manufacturing, Inc.                       Wisconsin
Manitowoc Western Company, Inc.                        Wisconsin
North Central Crane & Excavator Sales Corp.            Nevada
The Shannon Group, Inc.                                Delaware
West Manitowoc, Inc.                                   Wisconsin


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